UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2010 (November 29, 2012)

EVER-GLORY INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer IdentificationNo.)

Ever-Glory Commercial Center,
509 Chengxin Road, Jiangning Development Zone,
Nanjing, Jiangsu Province,
Peoples Republic of China
 (Address of Principal Executive Offices) (Zip code)

(8625) 5209-6889
 (Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5. 07  Submission of Matters to a Vote of Security Holders.

On November 29, 2012 Beijing time (which is November 28, 2012 EST), Ever-Glory International Group, Inc., (the “Company”) held its 2012 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, a majority of the Company’s shares of common stock represented at the Annual Meeting and voting on each proposal voted to approve the following proposals:

1.
To elect Edward Yihua Kang, Jiajun Sun, Zhixue Zhang, Changyu Qi and Merry Tang as directors to serve for a one-year term that expires at the next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier resignation or removal; and

2.
To ratify the appointment of GHP Horwath P.C. as our independent auditor to audit the financial statements for the fiscal year ended on December 31, 2011 and to review the three quarterly financial statements ended on September 30, 2012.

All matters voted on at the Annual Meeting were approved.  The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below.  The Company’s independent inspector of election reported the final vote of the stockholders as follows:

	For	Against	Withheld	Abstain
Election of Directors
EDWARD YIHUA KANG	10,874,172	0	30,622	-
JIAHUN SUN	10,874,172	0	30,622	-
MERRTY TANG	10,885,576	0	19218	-
CHANGYU QI	10,885,576	0	19,218	-
ZHIXUE ZHANG	10,885,576	0	19,218	-
Ratification of Appointment of Independent registered public accounting firm	11,809,204	48,712	-	83

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: December 12, 2012	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer